EXHIBIT 99.1

Investor Contact Information:
Anthony V. Cosentino
419.785.3663
Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Files $30 Million Shelf Registration Statement

Defiance, OH - Sept. 16, 2013 – SB Financial Group, Inc.(NASDAQ:SBFG)(the “Company” or “SBFG”) announced today that it has filed a $30 million shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC). The filing should facilitate the Company’s ability to raise capital over the next three years. The Company has no current plans for the sale of the securities registered under this shelf registration statement. The terms of any offering by SBFG under the registration statement would be established at the time of the offering and would be described in a prospectus supplement.

Mark Klein, President and CEO of SB Financial Group, Inc., commented, “Our performance has benefited from the strategic initiatives we implemented across our organization over the past three years. We reduced our problem assets early on, and have since maintained a consistently strong and stable portfolio of quality loans. Revenue growth has been derived from both loan growth and fee income; in particular, our geographic expansion of residential mortgage banking activities has been well-timed to enhance corporate profitability and attract new households for continued enterprise growth. Additional capital can enable us to pursue future banking opportunities that will contribute to the continued growth of the Company, while preserving the capital levels of SB Financial Group and State Bank, which are both currently in excess of well-capitalized requirements.”

Once declared effective by the SEC, the shelf registration statement would permit the Company to sell, from time to time over the next three years, up to $30 million in aggregate value of its common stock, preferred stock, or a combination thereof. In accordance with the transaction requirements of Form S-3, until such time as the aggregate market value of the Company’s common stock held by non-affiliates (the “Company’s Public Float”) exceeds $75 million, the Company will be limited to issuing shares from the shelf registration statement during a rolling period of 12 calendar months with an aggregate market value that does not exceed one-third of the Company’s Public Float.

The registration statement has been filed with the SEC, but has not yet become effective. Any offers, solicitations of offers to buy, or sales of the securities will only be made once the shelf registration statement has been declared effective by the SEC, including any prospectuses and prospectus supplements. These securities may not be sold, nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release is not an offer to sell the securities covered by the shelf registration statement and it is not soliciting an offer to buy those securities in any state where the offer or sale is not permitted. The registration statement on Form S-3 may be accessed through the SEC’s website at (http://edgar.sec.gov).

About SB Financial Group, Inc.

Based in Defiance, Ohio, SB Financial Group, Inc. is a financial services holding company with two wholly-owned operating subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 17 banking centers in seven Northwestern Ohio counties, one banking center in Fort Wayne, Indiana, and three loan production offices: two in Columbus, Ohio and one in Angola, Indiana. State Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. The Company's common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial Group and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in the Company's Annual Report on Form 10-K and documents subsequently filed by SB Financial Group with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial Group or any person acting on its behalf are qualified by these cautionary statements.